September 1, 2012

Judy Brown

Senior Manager - Contracts Research & Industrial Grants

Office of Research, Needles Hall Room 1043

University of Waterloo

200 University Ave W

Waterloo, ON N2L 3G1

Re:	Amendment to Research Agreement between Waterloo, Thompson, and Senesco

Dear Ms. Brown:

Pursuant to the Research Agreement effective September 1, 1998, as amended on June 11, 2012 (the “Agreement”), copy attached, between the University of Waterloo (“Waterloo”), Dr. John E. Thompson (“Thompson”), and Senesco, Inc. (“Senesco”), Waterloo, Thompson and Senesco hereby agree (i) to extend the Agreement for an additional one year term, effective September 1, 2012 through August 31, 2013 (for purposes of clarity, the Agreement shall continue to automatically renew for successive one year periods unless notice of non-renewal is provided by one of the parties in accordance with the requirements set forth in Article III of the Agreement), under the same terms and conditions provided in the Agreement, except that the parties hereby amend the Budget set forth in the Revised Budget for Year 14, effective December 1, 2010, to the amended Revised Budget for Year 15, attached hereto, effective September 1, 2012 through August 31, 2013 and (ii) that Article IV, Section A of the Agreement is hereby amended and restated in its entirety to read: “Senesco agrees to pay for the cost of work specified in the Budget as set forth in Exhibit A, which Budget may be revised from time to time upon mutual agreement of the Parties. Payment shall be made according to the Payment Schedule provided in Exhibit B. Payment is to be made by Senesco in Canadian dollars.” The Amended Revised Budget for Year 15 supercedes and replaces the Revised Budget for Year 14 of the Agreement for all work commencing on or after September 1, 2012.

Very truly yours,

/s/ Leslie J. Browne
Leslie J. Browne
President
Senesco, Inc.

Agreed and Accepted:

/s/ D.G. Dixon
University of Waterloo, D.G. Dixon

/s/ Dr. John Thompson, Ph.D.
Dr. John Thompson, Ph.D.

REVISED BUDGET

YEAR 15

PERIOD:     September 1, 2012 – August 31, 2013

Salaries	Cdn $/Month	Cdn $/12 Months

Senior Research Associate	$9,375.00	$112,500.00
($90,000/year + 25% benefits)

Senior Research Associate	2,604.17	31,250.00
($25,000/year + 25% benefits)

Research Associate	5,208.33	62,500.00
($50,000/year + 25% benefits)

Research Associate	5,208.33	62,500.00
($50,000/year + 25% benefits)

Research Associate	3,906.25	46,875.00
($37,500/year + 25% benefits)

Research Associate	4,166.67	50,000.00
($40,000/year + 25% benefits)

Supplies
Operating Expenses	12,000.00	144,000.00

Subtotal	42,468.75	509,625.00

Overhead
20% on total direct costs	8,493.75	101,925.00

TOTAL BUDGET	$50,962.50	$611,550.00